UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2010

Adept Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Inglewood Drive, Pleasanton CA	94588
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (925) 245-3400

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2009, Adept Technology, Inc. ("Adept" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") to acquire MobileRobots Inc. ("MRI") Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the merger consideration payable to MRI stockholders is cash and stock consideration, including cash of $1,000,000, minus (a) certain transaction expenses incurred by MRI in connection with the Merger and (b) outstanding indebtedness of MRI, and plus/minus (c) the amount by which the MRI net working capital exceeds/is less than a target working capital amount. Upon Closing, Adept will also issue 763,359 shares of its common stock in the Merger, 75% of which will be restricted stock subject to the continued employment of the employee stockholders with a third of the restricted stock vesting annually over 3 years, subject to certain forfeiture and acceleration provisions and subject to an escrow arrangement to secure the MRI stockholder indemnity obligations. At the closing of the Merger, Adept will deduct from the total merger consideration and deposit into an escrow fund 203,562 shares of Adept common stock from the total issued to the MRI stockholders to satisfy indemnification claims Adept may have under the Merger Agreement for an eighteen month period. Adept has also agreed to pay bonus amounts up to a maximum aggregate amount of $320,000 to employees of MRI after fiscal 2011 if certain MRI product revenue targets are met for fiscal 2011.

The Merger Agreement is subject to customary closing conditions and may be terminated by either Adept or MRI upon the occurrence of certain events, including if the Merger has not closed by June 30, 2010. The Merger is expected to close in late June 2010.

In connection with and as inducement to Adept to enter into the Merger Agreement, certain shareholders of MRI have entered into non-competition and non-solicitation agreements and certain employees of MRI have entered into employment agreements with Adept, which are effective upon consummation of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which Adept will file as an exhibit to a periodic report filed under the Securities Exchange Act of 1934, as amended. The Merger Agreement contains representations and warranties made by Adept and MRI. These representations and warranties have been made solely for the benefit of the parties to the Merger Agreement; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not necessarily reflected in the Merger Agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Investors are not third party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Adept.

FORWARD-LOOKING STATEMENTS

The statements contained above regarding the Merger include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Adept's control, including, among others: (i) the failure or inability to consummate the Merger, including the satisfaction of certain closing conditions related to the Merger, (ii) effects of the Merger on Adept's financial results, (iii) the difficulty in determining the fair value of MRI, (iv) the potential inability to successfully operate or integrate MRI's business, including the potential inability to retain customers, key employees or vendors, (v) Adept's ability to compete successfully in the robotics and automation industry; (vi) Adept's ability to successfully complete and realize the expected benefits of the previously announced restructurings without significant unexpected costs or delays, and the success of Adept's other efforts to improve operational efficiency and growth; (vii) the mix of products and services sold and the timing of significant orders for Adept's products; (viii) change in customer demands; (ix) economic and industry conditions in regions in which Adept does business; (x) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Adept does business; (xi) capital expenditure requirements, legislative or regulatory requirements, interest rates and Adept's ability to access capital and debt markets; (xii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Adept acquires; and (xiii) the effects of any litigation or other proceedings to which Adept is or may become a party. More information about factors that potentially could affect Adept's financial results is included in Adept's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended June 30, 2009, its quarterly reports on Form 10-Q and subsequent filings.

A copy of the press release announcing the planned acquisition of MRI is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit	Description
99.1	Press release dated June 14, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adept Technology, Inc. (Registrant)
June 14, 2010 (Date)	/s/ LISA M. CUMMINS Lisa M. Cummins Vice President of Finance and Chief Financial Officer